SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Starbucks Corporation

(Name of Registrant as Specified in Its Charter)

Strategic Organizing Center

Service Employees International Union

Mary Kay Henry

Ahmer Qadeer

Michael Zucker

Maria Echaveste

Joshua Gotbaum

Wilma B. Liebman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

From time to time, the Strategic Organizing Center may make the following communications, or substantially similar variations thereon, to shareholders of Starbucks Corporation via the Strategic Organizing Center’s social media channels.

---

@Starbucks shareholders: Today, the SOC released our investor presentation, detailing why Starbucks’ flawed human capital management strategy is the most critical issue facing the Company today and how the Board’s failed oversight has cost shareholders, employees and customers: https://bit.ly/SOCInvestorPresentation

The SOC’s nominees have expertise that is lacking on the current Board and skillsets that are needed urgently to help address the Company’s broken approach to labor issues, rehabilitate its brand and maximize shareholder value. Visit www.BrewABetterStarbucks.com to learn more about our campaign. #BrewABetterStarbucks